As Filed with the Securities and Exchange Commission on December 15, 2008

Registration No. 333-119612-07

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD MONITOR TRUST III

WORLD MONITOR TRUST III – SERIES J

(Rule 140 Co-Registrant No. 7)

(Exact name of registrant as specified in its charter)

Delaware	6799	20-1697966 (Registrant) 20-2446281 (Co-Registrant No. 7)
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Preferred Investment Solutions Corp. 900 King Street, Suite 100 Rye Brook, New York 10573 (914) 307-7000	Lawrence S. Block, Esq. c/o Preferred Investment Solutions Corp. 900 King Street, Suite 100 Rye Brook, New York 10573 (914) 307-7020
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy P. Selby, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 (Commission File No. 333-119612-07) is being filed solely for the purpose of de-registering the units of beneficial ownership of Series J that remain unsold as of the date hereof.

On October 8, 2004, World Monitor Trust III, a Delaware Statutory Trust, filed a Registration Statement on Form S-1 (Commission File No. 333-119612), referred to in this document as the Registration Statement, which was amended by pre-effective amendments filed on December 30, 2004, March 14, 2005 and March 29, 2005 to register the following units of beneficial ownership (“Units”): 375,000 Series G, Class I Units; 125,000 Series G, Class II Units; 375,000 Series H, Class I Units; 125,000 Series H, Class II Units; 187,500 Series I, Class I Units; 62,500 Series I, Class II Units; 2,812,500 Series J, Class I Units; and 937,500 Series J, Class II Units. The Registration Statement was declared effective on March 31, 2005.

On April 24, 2007, World Monitor Trust III filed Post-Effective Amendment No. 7 to the Registration Statement de-registering the following Units that remained unsold under the Registration Statement: 361,367.3367 Series H, Class I Units; 119,742.5405 Series H, Class II Units; 184,326.3859 Series I, Class I Units; and 62,500.0000 Series I, Class II Units.

On December 19, 2007, World Monitor Trust III filed Post-Effective Amendment No. 9 to the Registration Statement de-registering the following Units that remain unsold under the Registration Statement: 15,721.93307 Series G, Class I Units; and 12,937.2526 Series G, Class II Units.

Accordingly, pursuant to Item 512(a)(3) of Regulation S-K and undertaking (4) in Item 17 of the Registration Statement, the Registrant hereby deregisters the 1,597,826.2079 Class I, Series J Units and 790,991.3202 Class II, Series J Units that were not sold in the public offering and which remain registered under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Westchester in the State of New York on the 15th day of December, 2008.

WORLD MONITOR TRUST III – SERIES J

By:	Preferred Investment Solutions Corp., managing owner

	By:	/s/ MARC S. GOODMAN
	Name:	Marc S. Goodman
	Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 has been signed below by the following persons on behalf of Preferred Investment Solutions Corp., the Managing Owner of the Registrant, in the capacities and on the date indicated.

Signature	Title with Registrant	Date
/s/ KENNETH A. SHEWER Kenneth A. Shewer	Chairman and Co-Chief Executive Officer (Principal Executive Officer)	December 15, 2008

/s/ MARC S. GOODMAN Marc S. Goodman	President and Co-Chief Executive Officer (Principal Executive Officer)	December 15, 2008

/s/ ESTHER E. GOODMAN Esther E. Goodman	Chief Operating Officer and Senior Executive Vice President	December 15, 2008

/s/ DAVID K. SPOHR David K. Spohr	Senior Vice President and Director of Fund Administration (Principal Financial/Accounting Officer)	December 15, 2008

(Being principal executive officer, the principal financial and accounting officer of Registrant)

PREFERRED INVESTMENT SOLUTIONS CORP. Managing Owner Of Registrants

By:	/s/ MARC S. GOODMAN
Marc S. Goodman
	Director	December 15, 2008

By:	/s/ KENNETH A. SHEWER
	Kenneth A. Shewer Director	December 15, 2008

(Being all of the directors of Preferred Investment Solutions Corp.)